Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD) iShares 0-5 Year High Yield Corporate Bond ETF (ISHSHYG)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
                                           12-08-2014
Security Type:
                                           BND/CORP

Issuer
                                           OneMain Financial Holdings, Inc.
(2019)
Selling Underwriter
                                           Citigroup Global Markets Inc.
Affiliated Underwriter(s)
                                           [X]PNC Capital Markets LLC
                                           [ ] Other:
List of Underwriter(s)
Citigroup Global Markets Inc., Barclays
Capital Inc., Credit Suisse Securities
(USA) LLC, Deutsche Bank Securities Inc.,
J.P. Morgan Securities LLC, Wells Fargo
Securities, LLC, Blackstone Advisory
Partners L.P., Blackstone Advisory
Partners L.P., MCS Capital Markets LLC,
RBC Capital Markets, LLC, ING Financial
Markets LLC, PNC Capital Markets LLC, RBS
Securities Inc., Santander Investment
Securities Inc., Drexel Hamilton, LLC,
Lebenthal Capital Markets, SG Americas
Securities, LLC, SMBC Nikko Securities
America, Inc.

Transaction DetailsDate of Purchase
                                           12-08-2014

Purchase Price/Share(per share / % of par)
                                           $100.00
Total Commission, Spread or Profit
                                           1.25%

1.       Aggregate Principal Amount Purchased (a+b)
                                           $21,500,000
a.       US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $10,500,000
b.       Other BlackRock Clients
                                           $11,000,000
2.       Aggregate Principal Amount of Offering
                                           $700,000,000
Fund Ratio  [Divide Sum of #1 by #2] Must be less than 0.25

                                           0.03071

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
[ ]       U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]
[X]       Eligible Rule 144A Offering [Issuer must have 3 years of
continuous operations]
[ ]       Eligible Municipal Securities
[ ]       Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]       Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] 1 The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                           [X]  YES
                                           [ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)1
                                           [X]YES
                                           [ ]NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                           Dillip Behera
                                           Global Syndicate Team Member

Date:
                                           12-10-2014

Approved by:
                                           Betsy Mathews,
                                           Steven DeLaura
                                           Global Syndicate Team Member

Date:
                                           12-11-2014